Exhibit 23.2





Vivendi Universal
Registration Statement, Form F-3


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants of Vivendi, we consent to the inclusion in this Registration Statement on Form F-3, filed by Vivendi Universal, of our report dated March 10, 2000, relating to the consolidated balance sheet of Vivendi and its subsidiaries as of December 31,1998 and the related consolidated statement of income, change in shareholder's equity and cash flow for the period then ended. We also consent to the reference to our Firm included in this registration statement under the caption "Experts".

                                 Paris, France
                               January 24, 2002




                                   /s/ RSM Salustro Reydel

                                   RSM Salustro Reydel